Exhibit 10.2

Loan Agreement

Party A (Lender): Guangchengji (Shanghai) Industrial Co., Ltd.

Legal representative: Pan Weicheng

Address: No. 1098 Chuansha Road, Pudong New Area, Shanghai, China

Party B (Borrower): Shenzhen Tiantian Haodian Technology Co., Ltd.

Legal representative: Chen Zhiping

Address: Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen, Guangdong province, China

As:

1. The legal representatives of both parties represent legally existing entities in China in accordance with the "Contract Law of the People's Republic of China" and other related laws and regulations. They both have the legal rights and ability to authorize and sign this agreement and have been granted the necessary approvals to sign for the obligations under this Agreement. The obligations assumed by both parties from this Agreement are legal and effective, and there are no conflicts with obligations from other agreements and there is no conflict with Chinese laws, regulations and related administrative regulations.

2. Party B is an experienced company in investment in the U.S. companies. Party A intends to form a long-term strategic partnership with Party B and does not rule out cooperation with Party B in the form of equity investment in the future.

3. This agreement is entered into through negotiation between the two parties, and it is hereby implemented for mutual compliance.

Article 1 Rights and Obligations of Both Parties

1.1 Party A agrees to lend to Party B its own funds in the form of loans. The total loan amount lent by Party A to Party B shall not exceed RMB 35,000,000 (thirty five million Yuan). The actual loan amount is the cash transferred.

1.2 Purpose of the loan: For Party B's daily operations and the expansion of the business.

1.3 Loan period: The loan period is 12 months, from June 28, 2020 to June 27, 2021. If the loan is paid in installments, the date of the last loan should be received no later than December 31, 2020.

1.4 Loan interest: The loan interest is an annual interest rate of 10%, calculated based on the actual amount received. If the loan is received in installments, the interest shall be calculated based on the actual date when Party B receives the cash.

1.5 Interest settlement date: The 25th of each quarter is the interest settlement date, which is, March 25, June 25, September 25, and December 25. Party B shall remit the interest payment to Party A’s bank account. Party B shall issue a receipt to Party B within five working days of receiving the interest payment.

1.6 Bank Information of Party A and Party B:

Party A:

Account name: Guangchengji (Shanghai) Industrial Co., Ltd.

Account number:

Bank: Bank of China Shanghai Pudong Avenue Sub-branch

Party B:

Account name: Shenzhen Tiantian Haodian Technology Co., Ltd.

Account number:

Bank: China Construction Bank Co., Ltd. Shenzhen Capitol Branch

Article 2 Representation and Warranties

2.1 Party B guarantees the safety of Party A’s principal and the 10% interest (guaranteed capital and interest).

2.2 Party A can require Party B to repay the loan in advance upon giving a 30 day notice, and the interest will be reduced accordingly.

2.3 Party B must use the loan legally in accordance with the purposes specified in this agreement, and must not use it for other purposes, or use the loan for illegal activities.

Article 3 Liability for breach of contract

3.1 If Party B violates any provisions and guarantees of this Agreement and causes Party A or other compensated parties to suffer losses, liabilities and expenses, Party B shall compensate Party A or other compensated parties (including but not limited to reimbursement to Party A or other compensated parties all expenses incurred by Party for the investigation, preparation and defense of this compensation clause), so as to protect Party A or other compensated parties from damage.

3.2 For any payment that Party B should pay to Party A in accordance with this Agreement, if Party A fails to pay in full on time as agreed in this Agreement, Party B will pay 0.005%/day penalty based on the amount of the delayed payment.

Article 4 Application of Law and Dispute Resolution

4.1 The conclusion, validity, interpretation, execution and dispute resolution of this Agreement are all subject to Chinese law.

4.2 Disputes arising during the implementation of this Agreement shall be settled through friendly negotiation between the parties, or mediated by the arbitration institution where Party A is located. If negotiation or mediation fails, a lawsuit may be filed in the people's court where Party A is located.

Article 5 Notification and Service

5.1 All notices or other communications under this Agreement shall be made in written form in Chinese, and sent to the other party of this agreement by post or by e-mail. If sent by post, it will be deemed to have been delivered on the third working day after the post is sent. Any notice will become effective as soon as it is served.

5.2 The notification addresses of the parties to this agreement are as follows:

Party A: Guangchengji (Shanghai) Industrial Co., Ltd.

Recipient: Pan Weicheng

Address: No.157 Linhe West Road, Tianhe District, Guangzhou Fixed Telephone: 020-87534735

Mobile phone:

Email address:

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Party B: Shenzhen Tiantian Haodian Technology Co., Ltd.

Recipient: Chen Zhiping

Address: Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen, Guangdong province, China

Telephone:

Mobile phone:

Email address:

5.3 If the above-mentioned correspondence address, recipient and email address of any party is changed, the other party shall be notified within three working days from the date of the change.

Article 6 Entry into force, modification and termination of the agreement

6.1 This agreement will become effective after being signed and stamped by the legal representatives of both parties. This contract is in quadruplicate, with each party holding two copies. The text of the contract has the same legal effect.

6.2 Party A may notify Party B to terminate this agreement giving 30 days notice and Party B shall pay the principal and interest to Party A on time.

(The following has no text, it is the signature page of Guangchengji (Shanghai) Industrial Co., Ltd. and Shenzhen Tiantian Haodian Technology Co., Ltd.)

Party A (Lender): Guangchengji (Shanghai) Industrial Co., Ltd.

Signature of Legal Representative:

Date of signing:

Party B (Borrower): Shenzhen Tiantian Haodian Technology Co., Ltd.

Signature of Legal Representative:

Date of signing:

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